                                                                    Exhibit 12.1

                            NATIONAL CITY CORPORATION

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                   (UNAUDITED)

                                                    NINE MONTHS ENDED
                                                       SEPTEMBER 30,                     YEAR ENDED DECEMBER 31,
                                                 ----------------------  ----------------------------------------------------------
(Dollars in Thousands)                              2004        2003        2003        2002        2001        2000        1999
----------------------                           ----------  ----------  ----------  ----------  ----------  ----------  ----------
COMPUTATION EXCLUDING PREFERRED STOCK DIVIDENDS
Income before income tax expense                 $2,742,145  $2,405,015  $3,237,466  $2,168,801  $2,166,501  $1,971,892  $2,148,613
Interest on nondeposit interest
 bearing liabilities                                463,749     563,527     738,085     762,163   1,198,172   1,671,187   1,277,054
Portion of rental expense deemed
 representative of interest                          29,573      27,975      37,116      37,544      35,281      34,825      30,567
                                                 ----------  ----------  ----------  ----------  ----------  ----------  ----------
  Total income for computation excluding
    interest on deposits                          3,235,467   2,996,517   4,012,667   2,968,508   3,399,954   3,677,904   3,456,234
Interest on deposits                                620,237     691,831     891,731   1,148,378   1,777,731   1,937,034   1,635,533
                                                 ----------  ----------  ----------  ----------  ----------  ----------  ----------
  Total income for computation including
    interest on deposits                         $3,855,704  $3,688,348  $4,904,398  $4,116,886  $5,177,685  $5,614,938  $5,091,767
                                                 ==========  ==========  ==========  ==========  ==========  ==========  ==========
Fixed charges excluding interest on deposits     $  493,322  $  591,502  $  775,201  $  799,707  $1,233,453  $1,706,012  $1,307,621
                                                 ==========  ==========  ==========  ==========  ==========  ==========  ==========
Fixed charges including interest on deposits     $1,113,559  $1,283,333  $1,666,932  $1,948,085  $3,011,184  $3,643,046  $2,943,154
                                                 ==========  ==========  ==========  ==========  ==========  ==========  ==========
Ratio excluding interest on deposits                  6.56x       5.07x       5.18x       3.71x       2.76x       2.16x       2.64x
Ratio including interest on deposits                  3.46x       2.87x       2.94x       2.11x       1.72x       1.54x       1.73x

COMPUTATION INCLUDING PREFERRED STOCK
DIVIDENDS:
  Total income for computation excluding
    interest on deposits                         $3,235,467  $2,996,517  $4,012,667  $2,968,508  $3,399,954  $3,677,904  $3,456,234
                                                 ==========  ==========  ==========  ==========  ==========  ==========  ==========
  Total income for computation including
    interest on deposits                         $3,855,704  $3,688,348  $4,904,398  $4,116,886  $5,177,685  $5,614,938  $5,091,767
                                                 ==========  ==========  ==========  ==========  ==========  ==========  ==========
Fixed charges excluding interest on
  deposits and preferred stock
  dividends                                      $  493,322  $  591,502  $  775,201  $  799,707  $1,233,453  $1,706,012  $1,307,621
Pretax preferred stock dividends                        605          --          --          32       1,563       2,065       2,691
                                                 ----------  ----------  ----------  ----------  ----------  ----------  ----------
Fixed charges including preferred stock
 dividends, excluding interest on deposits          493,927     591,502     775,201     799,739   1,235,016   1,708,077   1,310,312
Interest on deposits                                620,237     691,831     891,731   1,148,378   1,777,731   1,937,034   1,635,533
                                                 ----------  ----------  ----------  ----------  ----------  ----------  ----------
Fixed charges including interest on
  deposits and preferred stock dividends         $1,114,164  $1,283,333  $1,666,932  $1,948,117  $3,012,747  $3,645,111  $2,945,845
                                                 ==========  ==========  ==========  ==========  ==========  ==========  ==========
Ratio excluding interest on deposits                  6.55x       5.07x       5.18x       3.71x       2.75x       2.15x       2.64x
Ratio including interest on deposits                  3.46x       2.87x       2.94x       2.11x       1.72x       1.54x       1.73x

COMPONENTS OF FIXED CHARGES:
Interest:
  Interest on deposits                           $  620,237  $  691,831  $  891,731  $1,148,378  $1,777,731  $1,937,034  $1,635,533
  Interest on nondeposit interest
   bearing liabilities                              463,749     563,527     738,085     762,163   1,198,172   1,671,187   1,277,054
                                                 ----------  ----------  ----------  ----------  ----------  ----------  ----------
  Total interest charges                         $1,083,986  $1,255,358  $1,629,816  $1,910,541  $2,975,903  $3,608,221  $2,912,587
                                                 ==========  ==========  ==========  ==========  ==========  ==========  ==========
Rental Expense:
  Building rental expense                        $   89,614  $   84,773  $  112,474  $  113,769  $  106,911  $  105,529  $   92,626
  Portion of rental expense deemed
   representative of interest                        29,573      27,975      37,116      37,544      35,281      34,825      30,567
Preferred Stock Charge:
  Preferred stock dividends                             393          --          --          21       1,016       1,342       1,749
  Pretax preferred dividends                            605          --          --          32       1,563       2,065       2,691
                                                 ==========  ==========  ==========  ==========  ==========  ==========  ==========

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